Exhibit 3.204

CERTIFICATE OF INCORPORATION

OF

JS USA HOLDINGS INC.

FIRST.    The name of the corporation is JS USA Holdings Inc.

SECOND.    The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.    The total number of shares which the corporation shall have authority to issue is one thousand (1000) shares of Common Stock, and the par value of each of such shares is $.01.

FIFTH.    The name and mailing address of the incorporator is Lowell A. Strug, 125 Broad Street, New York, New York 10004.

SIXTH.    The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH.    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 22nd day of February, 1999.

/s/ Lowell A. Strug
Lowell A. Strug
Incorporator

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

JS USA HOLDINGS INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, JS USA Holdings Inc., a Delaware corporation (the “Corporation”), hereby files this Certificate of Amendment to its Certificate of Incorporation.

A.     The Board of Directors of the Corporation by written consent unanimously approved and recommended to the Corporation’s shareholder that the Certificate of Incorporation be amended as set forth herein.

B.    The amendments set forth herein to the Certificate of Incorporation of the Corporation have been duly approved by the written consent of the Sole Shareholder of the Corporation in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and all amendments thereto.

AMENDMENT TO THE CERTIFICATE

OF INCORPORATION OF JS USA HOLDINGS INC.

I.     Article I of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from “JS USA Holding Inc.” to “SSM Holdings Company.’’

Except as amended by this Certificate of Amendment, the existing Certificate of Incorporation of the Corporation shall be unchanged and remain in full force and effect.

The undersigned hereby certify that they are the Vice President and Assistant Secretary, respectively of JS USA Holdings Inc., a Delaware corporation, and that the foregoing amendment to the Certificate of Incorporation of the Corporation has been duly approved by the Board of Directors and shareholders of the Corporation and that the matters set forth in the foregoing certificate are true of their own knowledge.

DATED as of the 14th day of December, 2004.

JS USA HOLDINGS INC.

By:	/s/ Colleen Batcheler
Colleen Batcheler
Vice President

ATTEST:

D.B.V
Assistant Secretary